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                                                                  Exhibit 99.1
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June 25, 1996

Securities and Exchange Commission
450 Fifth Street
Washington, DC 20549


Dear Ladies and Gentlemen:

        We have read the second paragraph in "Changes in Independent Accountants" included in the Registration Statement of Aware, Inc. on Form S-1 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Yours very truly,

/s/ Price Waterhouse LLP